1Q26 Earnings Presentation

Reinsurance Group of America, Incorporated

05.07.2026

Safe Harbor

This document and the documents incorporated by reference herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the "Company"). Forward-looking statements often contain words and phrases such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "if," "intend," "likely," "may," "plan," "potential," "pro forma," "project," "should," "will," "would," and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company's investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual purposes; (3) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company's operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company's dependence on such third parties; (8) the effectiveness of the Company's risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company's investment securities on the Company's capital requirements and the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions (including conflicts in the Middle East), and terrorism or other acts of violence; (11) competitive factors and competitors' responses to the Company's initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company's ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuation in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company's other filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and the documents incorporated by reference herein and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in the Company's other periodic and current reports filed with the SEC.

Use of Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the "Company") discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company's results of operations, financial statements and the underlying profitability drivers and trends of the Company's businesses by excluding specified items which may not be indicative of the Company's ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company's financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company's non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1. **Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company's continuing operations. Adjusted operating income is calculated as net income available to the Company's shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:**
   - substantially all of the effect of net investment related gains and losses;
   - changes in the fair value of embedded derivatives;
   - changes in the fair value of contracts that provide market risk benefits;
   - non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
   - any net gain or loss from discontinued operations;
   - the cumulative effect of any accounting changes;
   - the impact of certain tax-related items; and
   - any other items that the Company believes are not indicative of the Company's ongoing operations;

   as any of the above items can be volatile and may not reflect the underlying performance of the Company's business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company's management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting." Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. **Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company's results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company's assumption reviews.**
3. **Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.**
4. **Shareholders' equity position excluding the impact of accumulated other comprehensive income (loss) ("AOCI"), shareholders' average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company's businesses on shareholders' equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company's investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:**
   - Shareholders' average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
   - Shareholders' average equity position excluding AOCI and notable items;
   - Shareholders' average equity position excluding AOCI, B36 and notable items; and
   - Book value per share, excluding AOCI and B36.

5. **Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders' equity excluding AOCI, and adjusted operated return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders' equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company's management incentive programs. The Company also discloses the following non-GAAP financial measures:**
   - Adjusted operating return on equity excluding AOCI and B36;
   - Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders' equity excluding notable items and AOCI; and
   - Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company's adoption of the Financial Accounting Standards Board's Accounting Standards Update No. 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts" and related amendments ("LDTI"). For additional information regarding the Company's adoption of LDTI, see Note 1 – "Business and Basis of Presentation" and Note 3 – "Impact of New Accounting Standard" in the notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

First Quarter Financial Highlights

Another strong quarter; sustained earnings momentum

Operating performance

- Adjusted operating income of **$6.97**[1] per diluted share
- Adjusted operating ROE, excluding notable items, of **16.2%**[1] for the trailing 12 months
- Strong performance globally across North America, APAC, and EMEA
- Favorable economic claims experience in all regions; modest financial impact in the quarter

Business momentum

- Traditional premium growth of **5.0%**
- Capital deployed of **$338 million** into in-force transactions at attractive risk-adjusted returns
- Attractive new business pipeline, supported by estimated deployable capital[2] of **$2.9 billion**
- Profit emergence from new business contributing as expected

Balance sheet management

- Estimated excess capital[3] totaled **$2.4 billion**
- Solid investment results; investment portfolio remains well-positioned to weather economic cycles
- Repurchased **$50 million** of common shares
- Capital flexibility to fund disciplined growth and return capital to shareholders

[1] Please refer to "Use of Non-GAAP Financial Measures".

[2] Estimated deployable capital includes RGA's assumptions of sources and uses of capital over the next 12 months. RGA's assumptions consider RGA's internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change. See slide 14 for additional information regarding estimated deployable capital. See slide 15 for additional information regarding estimated excess capital.

[3] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. See slide 14 and 15 for additional information regarding estimated excess capital and 1Q capital deployment.

Consolidated Results

Strong EPS momentum; increased adjusted operating ROE

Adjusted operating EPS, excluding notable items[1]



$5.48
$6.13
$4.99
$5.66
$4.72
$6.37
$7.75
$6.97
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26

Trailing 12 month adjusted operating ROE, excluding notable items[1]



15.3%
15.5%
15.4%
15.0%
14.3%
14.2%
15.7%
16.2%
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26

Results reflected

- Continued contribution from recent new business
- Strong results across geographies and segments

[1]Please refer to "Use of Non-GAAP Financial Measures".

Q1 Results by Segment

Adjusted operating income (loss) before taxes[1]	1Q26
U.S. and Latin America Traditional	$138
U.S. and Latin America Financial Solutions	$118
Canada Traditional	$38
Canada Financial Solutions	$10
EMEA Traditional	$54
EMEA Financial Solutions	$128
APAC Traditional	$125
APAC Financial Solutions	$65
Corporate and Other	$(65)
Total	**$611**

- **U.S. and Latin America**: Traditional results reflected favorable individual life claims experience and individual health results; Financial Solutions results were in line with expectations
- **Canada**: Traditional results reflected favorable individual life and group claims experience; Financial Solutions results were in line with expectations
- **EMEA**: Traditional results reflected the timing benefit on an annual premium treaty, partially offset by unfavorable claims experience in capped cohorts; Financial Solutions results reflected the contribution from recent new business and favorable overall experience
- **APAC**: Traditional results reflected favorable overall experience; Financial Solutions results reflected the timing impacts of new business portfolio repositioning and unfavorable foreign exchange impacts
- **Corporate**: Results were unfavorable compared to the expected quarterly average run rate primarily due to the timing of certain compensation expenses and slightly unfavorable variable investment income

[1] $ in millions. Please refer to "Use of Non-GAAP Financial Measures".

Q1 Key Earnings Considerations

	1Q26 PTAOI	1Q26 EPS[1]
Adjusted Operating Income	$611	$6.97
Actuarial assumption review	-	-
Adjusted Operating Income, excluding notable items	$611	$6.97
Key Earnings Considerations Favorable/(Unfavorable)		
Financial impact of biometric claims experience[2]	$4	$0.05
Variable investment income[3]	($8)	(0.09)
In-force management actions[4]	-	-
Other[5]	$26	$0.30

[1] EPS amounts for key consideration items are calculated using a tax rate of 24.4% and the diluted weighted average common shares outstanding for the period.
[2] Actual-to-expected financial impact of biometric claims experience.
[3] Variable investment income relative to 2026 expected yearly return assumption of 7%. Average portfolio size was approximately $3.9 billion during Q1 2026.
[4] Current period impact of gross in-force management actions.
[5] Primarily represents the timing benefit on an annual premium treaty in EMEA Traditional. Related benefits are recorded as incurred.

- **Biometric claims experience**:
  - Favorable claims experience primarily in U.S. Individual Life profitable cohorts, partially offset by unfavorable experience in EMEA Traditional capped cohorts
- **Variable investment income:**
  - 2026 expected yearly return of 7%. Q1 modestly below expectations
- **In-force management actions:**
  - There were no impacts from in-force management actions in Q1
- **Other items:**
  - Primarily related to the timing benefit on an annual premium treaty in EMEA Traditional

RGA

Premium Growth

First quarter impacted by timing and prior year treaty recaptures in the U.S.

Traditional premium growth



6.1%
4.0%
6.7%
3.3%
5.9%
4.9%
8.3%
7.9%
7.6%
7.4%
5.0%
2.8%
2021
2022
2023
2024
2025
1Q26
Traditional Reported
Traditional Constant Currency

Premiums[1]	1Q26	1Q25	% Change	Constant Currency % Change[2]
U.S. and Latin America Traditional	$1,932	$1,921	0.6%	0.3%
Canada Traditional	$339	$319	6.3%	1.6%
EMEA Traditional	$605	$540	12.0%	4.1%
APAC Traditional	$860	$777	10.7%	8.4%
Total Traditional	**$3,736**	**$3,557**	**5.0%**	**2.8%**
Global Financial Solutions	$859	$462	85.9%	81.2%
Total	**$4,595**	**$4,019**	**14.3%**	**11.8%**

[1] $ in millions.
[2] Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate. Excludes favorable net foreign currency effects of $103 million.

Total Company Biometric Experience

Experience not reflected in income will be recognized over remaining life of the business

Quarterly results

- Current quarter results reflected favorable experience primarily in U.S. Individual Life and Canada, partially offset by modestly unfavorable experience in EMEA Traditional capped cohorts
- Repriced U.S. Group business in-line with updated expectations

Cumulative since Q1 2023

- Favorable economic experience driven primarily by U.S. Individual Life in uncapped cohorts and Asia Traditional; experience is amortized over the future life of treaties
- Unfavorable financial experience driven primarily by U.S. Group and U.S. Individual Life capped cohorts; impact is recognized immediately


$ in millions
$196
$58
($256)
($158)
$5
($50)
($51)
($53)
$117
$4
1Q25
2Q25
3Q25
4Q25
1Q26


$ in millions
$343
($214)

Underlying Claims Experience (Economic)[1] Financial Impact (Accounting)[2]

[1] Claims experience shown as the difference between actual experience and best estimate expectations. Best estimates are reviewed regularly and can change over time.
[2] Represents the portion of the underlying claims experience recognized in the current period income.

Investment Portfolio

High quality portfolio

~$142B
Total cash and invested assets

>94%
Fixed maturity securities rated investment grade[1]

Disciplined approach

- Investment strategy balances risk and return to build a portfolio to weather economic cycles
- Disciplined approach focuses on strong credit underwriting with emphasis on higher-quality, diversified fixed income assets
- Conservative allocation to private assets in Q1, maintaining capacity for more opportunistic allocations as market spreads become more attractive
- Q1 impairments and change in allowances of $43 million, favorable to long-term expectations

Asset allocation[2,3]



2.6%
1.1%
2.9%
0.2%
3.8%
4.2%
5.9%
8.0%
$142.0B
71.3%
IG Fixed Maturity Securities
Mortgage Loans on Real Estate
Funds Withheld at Interest
BIG Fixed Maturity Securities
Short-Term/Cash Equivalents
LPs/Real Estate JVs
Policy Loans
Other Invested Assets
Equity Securities

Fixed maturity securities credit rating[2,4]



5.3%
0.4%
29.5%
$107.3B
64.8%
AAA/AA/A
BBB
BB/B
<B

[1] Below investment grade ("BIG") portfolio is primarily BB rated.
[2] Based on balance sheet values of assets under management as of March 31, 2026.
[3] $4.7 billion of assets supporting funds withheld liabilities.
[4] The rating agency designation includes all "+" or "-" at that rating level (e.g., "BBB" includes "BBB+", "BBB", and "BBB-").

Non-Spread Investment Results

Investment yield[1]

- Yield excluding variable investment income (VII) decreased slightly, however, new money rates continue to be in excess of current book yield providing a strong tailwind for the future
- Q1 VII modestly below 7% run rate due to limited transaction volume and associated realizations from real estate joint ventures


4.90%
5.31%
4.92%
5.23%
4.93%
4.64%
4.98%
4.73%
4.98%
4.85%
1Q25
2Q25
3Q25
4Q25
1Q26
Reported
Excluding VII

New money rate[2]

- Q1 new money rate of **5.64%**
- Decreased compared to Q4, driven by tactical allocation towards high-quality publics during the quarter


6.43%
6.53%
6.14%
5.72%
5.64%
1Q25
2Q25
3Q25
4Q25
1Q26
Reported

[1] On an amortized cost basis, excluding spread business; average invested assets at amortized cost in Q1 equaled $49.8 billion.
[2] Excludes purchases of cash, cash equivalents, equities, U.S. Treasury notes, derivatives, and purchases made using proceeds from funding agreement-backed notes.

RGA

Commercial Mortgage Loans (CML)

Portfolio metrics

60%
Loan to value

$12M
Average loan size

High quality

~96%
CM1 & CM2 NAIC rating

1.72x
Debt service coverage ratio

Well diversified

- Geography
- Property type
- Maturity ladder
  - 2026: 5%
  - 2027: 8%
  - 2028: 8%

- Experienced internal team has managed through multiple real estate cycles
- Disciplined portfolio underwriting provides significant expected downside support
  - Limited delinquency or non-performers
  - CML office loan exposure represents 1.2% of total cash and invested assets
  - No traditional malls in retail portfolio

Commercial mortgage loan investments by property type[1]



Hotel
4.7%
Other
1.8%
Multi-Family
12.6%
Industrial
33.9%
Office
15.7%
$11.0B
Retail
31.3%

Office metrics[2]

- LTV 66%
- DSCR 1.89x
- Avg. loan size $11 million
- Primarily suburban

[1] Based on recorded investments as of March 31, 2026.
[2] Expected office CML maturities ($): 2026: $221 million, 2027: $282 million, 2028: $282 million.

Private Credit

Private credit allocation[1]


4.3%
6.9%
19.7%
36.7%
32.4%
$12.9B
private credit
Middle Market Loans
Private Placements
Diversified ABS
Fund Finance
Infrastructure Debt

9.1%

of total invested assets in private credit

3.4%

of total invested assets in below investment grade private credit

Diversified private credit strategy continues to perform well

- **Middle Market Loans** - Predominantly first lien senior secured loans underwritten by RGA's experienced 25-person internal team, which provides clear visibility into underwriting as well as robust covenant packages resulting in solid downside protection
- **Private Placements** - Primarily investment grade rated with additional covenant protections; diversified across ~200 unique issuers
- **Diversified ABS** - Backed by hard asset cash flows from a diversified array of subsectors including aircraft, marine vessels and fiber-optic assets
- **Fund Finance** - Senior secured structures providing downside protection through diversified underlying fund collateral
- **Infrastructure Debt** - Diversified across sectors including energy, digital infrastructure, transportation, and communications

[1] As of March 31, 2026.

Q1 Capital and Liquidity

$16.7B
Total capital[1]

15.9%
Debt to total capital[1]

34.2%
Debt + hybrids to total capital[1]

$2.4B
Estimated excess capital[2]

$2.9B
Estimated deployable capital[3]

$111M
Shareholder returns[4]

$61M
Shareholder dividends

$50M
Share repurchases

Liquidity (in billions)	**1Q26**
Cash and cash equivalents	$ 5.0
Syndicated revolving credit facility	0.9
P-Caps	1.0
Available liquidity	**$ 6.1**

The Company has access to additional liquidity sources including cash flows from its invested assets and multiple banking facilities

Strong capital position to support new business and return of capital to shareholders

[1] Total capital includes long-term debt and RGA, Inc.'s shareholders' equity excluding AOCI. Debt includes senior securities and promissory note. Hybrids includes subordinated and junior subordinated debentures and surplus notes.
[2] Estimate of capital available in excess of RGA's target level when considering RGA's internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA's assumptions. Estimated excess capital at 1Q26 includes a net $0.2 billion unfavorable impact to the 4Q25 estimate due to the combination of: 1) a correction to a subsidiary regulatory capital calculation, 2) annual experience and assumption updates to regulatory models, and 3) changes to subsidiary excess capital from finalizing year-end calculations and to entities included in the analysis. These adjustments do not impact any past or current U.S. GAAP financial results.
[3] Estimated deployable capital reflects estimated excess capital adjusted for RGA's assumptions of sources and uses of capital, and future management actions over the next 12 months. Capital sources primarily include organic capital generation, run-off of existing business, third-party capital, capital markets issuances, and recognition of value of in-force business. Capital uses primarily includes organic capital deployment, shareholder dividends, and capital markets maturities.
[4] Shareholder returns includes shareholder dividends and share repurchases.

Capital Deployed

In-force and other transactions

- A recognized leader; long track record of credibility with clients and regulators
- Global platform leads to diversified deployment across products and regions



$ in millions
$430
$933
$1,676
$2,535
$338
2022
2023
2024
2025
1Q26
Equitable Transaction
North America
EMEA
APAC

Shareholder dividends and share repurchases

- Consistently paying shareholder dividends; steady growth over time
- Balance with share repurchases after support of business pipeline and shareholder dividends



$ in millions
$280
$419
$229
$365
$111
2022
2023
2024
2025
1Q26
Shareholder Dividends
Share Repurchases

- Continued global success
- Repurchased $50 million of common shares in Q1
- Attractive new business pipeline for selective and disciplined deployment

RGA

Long-Term Business, Long-Term Success

- A global leader, differentiated market position
- Diversified platform, well-balanced risk profile
- Disciplined underwriter, proactive risk manager
- Long-term focused investment strategy balancing risks and returns
- Effective capital management

Book value per share (ex-AOCI)[1] growth



15-Year 10.0% CAGR[2]
9.9% CAGR[2]
$40.36
$146.22
$113.04
$167.92
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1/1/2021
2021
2022
2023
2024
2025
1Q26
As Reported
Revised for LDTI Accounting Standard and Excluding B36

[1] Please refer to "Use of Non-GAAP Financial Measures".
[2] CAGR growth of book value per share ex-AOCI and B36 plus dividends.

Well-Positioned for the Future

Solid **new business momentum** across key geographies

Benefit of **earnings diversification** by product and geography

Integrated **asset management** platform with portfolio repositioning on schedule

Flexible **capital sourcing strategies** to fuel disciplined growth and return capital to shareholders

Differentiated and uniquely positioned for long-term success

Globally connected footprint

Flexibility to partner across the industry

Industry-leading biometric risk expertise

Premier life and health brand

RGA

Appendix

Q1 Pre-Tax Income Reconciliation

	1Q26	1Q25
Income before taxes[1]	$441	$369
Investment-related		
Change in allowance for credit losses and impairments	43	8
Net losses on sale of fixed maturity securities[2]	113	19
Change in market value of certain limited partnerships and other	9	13
Derivative-related		
Embedded derivatives[3]	(41)	17
Change in market value of derivative instruments[4]	44	25
Market risk benefits, net of hedging[5]	13	3
Other	(11)	31
Adjusted operating income before taxes	$611	$485

- Change in credit allowance and investment impairments due to market conditions
- Net losses on sale of fixed maturity securities primarily associated with portfolio repositioning
- Change in income from embedded derivatives primarily due to changes in credit spreads and interest rates
- Change in value of derivative instruments due to volatility in foreign exchange rates, interest rates and equity markets

[1] $ in millions.
[2] Net losses on sale of fixed maturity securities include market value adjustments on surrender charges.
[3] Embedded derivatives related to funds withheld or modified coinsurance transactions and equity-indexed annuities.
[4] Derivative instruments comprised primarily of non-qualifying hedges and credit derivatives.
[5] Market risk benefits include GMXBs, which are policy riders that provide a specified guaranteed minimum benefit.

RGA

Reconciliations of Non-GAAP Measures

Reconciliation of pre-tax income to adjusted operating income before taxes, excluding notable items

In millions	1Q26	1Q25
RGA Consolidated		
Pre-tax income	$ 441	$ 369
Capital (gains) losses, derivatives and other, net	192	66
Change in MV of embedded derivatives	(22)	50
Adjusted operating income before taxes	$ 611	$ 485
Notable items	-	-
Adjusted operating income before taxes, excluding notable items	$ 611	$ 485

Reconciliation of net income available to RGA shareholders to adjusted operating income, excluding notable items

	1Q26	1Q25
Net income available to RGA shareholders	$ 330	$ 286
Capital (gains) losses, derivatives and other, net	151	52
Change in MV of embedded derivatives	(19)	40
Adjusted operating income	$ 462	$ 378
Notable items	-	-
Adjusted operating income excluding notable items	$ 462	$ 378

Reconciliation of earnings-per-share available to RGA shareholders to adjusted operating earnings-per-share

Diluted share basis	1Q26	4Q25	3Q25	2Q25
Earnings-per-share	$ 4.98	$ 6.97	$ 3.81	$ 2.70
Capital (gains) losses, derivatives and other, net	2.28	1.14	0.21	2.29
Change in MV of embedded derivatives	(0.29)	(0.36)	0.64	(0.27)
Adjusted operating earnings-per-share	$ 6.97	$ 7.75	$ 4.66	$ 4.72
Notable items	-	-	1.71	-
Adjusted operating income excluding notable items	$ 6.97	$ 7.75	$ 6.37	$ 4.72

	1Q25	4Q24	3Q24	2Q24
Earnings-per-share	$ 4.27	$ 2.22	$ 2.33	$ 3.03
Capital (gains) losses, derivatives and other, net	0.80	4.60	(0.53)	2.91
Change in MV of embedded derivatives	0.59	(1.83)	1.82	(0.46)
Adjusted operating earnings-per-share	$ 5.66	$ 4.99	$ 3.62	$ 5.48
Notable items	-	-	2.51	-
Adjusted operating income excluding notable items	$ 5.66	$ 4.99	$ 6.13	$ 5.48

Reconciliations of Non-GAAP Measures

Reconciliation of trailing twelve months of consolidated net income available to RGA shareholders to adjusted operating income and related return on equity (ROE), excluding notable items

	1Q26		4Q25		3Q25		2Q25	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 1,226	9.7%	$ 1,182	9.7%	$ 867	7.4%	$ 770	7.0%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	375		336		470		499	
Adjusted operating income	$ 1,601	15.2%	$ 1,518	14.7%	$ 1,337	13.2%	$ 1,269	12.7%
Notable items after tax	(114)		(114)		(114)		(169)	
Adjusted operating income excluding notable items	$ 1,715	16.2%	$ 1,632	15.7%	$ 1,451	14.2%	$ 1,438	14.3%

	1Q25		4Q24		3Q24		2Q24	
Trailing twelve months	Income	ROE	Income	ROE	Income	ROE	Income	ROE
Net income available to RGA shareholders	$ 793	7.5%	$ 717	7.1%	$ 727	7.7%	$ 858	9.7%
Reconciliation to adjusted operating income:								
Capital (gains) losses, derivatives and other, net	526		625		597		596	
Adjusted operating income	$ 1,319	13.4%	$ 1,342	13.8%	$ 1,324	13.8%	$ 1,454	15.3%
Notable items after tax	(169)		(168)		(168)		-	
Adjusted operating income excluding notable items	$ 1,488	15.0%	$ 1,510	15.4%	$ 1,492	15.5%	$ 1,454	15.3%

Reconciliation of RGA, Inc. shareholders' average equity to RGA, Inc. shareholders' average equity excluding AOCI and notable items

In millions	1Q26	2025	2024	2023	2022	2021
RGA, Inc. shareholders' average equity	$ 12,638	$ 12,142	$ 10,045	$ 7,931	$ 7,470	$ 7,764
Less effect of AOCI:						
Accumulated currency translation adjustment	85	61	60	(30)	(53)	32
Unrealized (depreciation) appreciation of securities	(4,962)	(4,574)	(3,950)	(5,018)	(2,213)	4,696
Effect of updating discount rates on future policy benefits	6,994	6,340	4,234	3,774	972	(5,292)
Change in instrument-specific credit risk for market risk benefits	3	3	4	10	1	(27)
Pension and postretirement benefits	(12)	(15)	(27)	(22)	(46)	67
RGA, Inc. shareholders' average equity excluding AOCI	10,530	10,327	9,724	9,217	8,809	8,288
Year-to-date notable items, net of tax	(46)	(80)	(67)	(37)	(107)	(56)
RGA, Inc. shareholders' average equity excluding AOCI and notable items	$ 10,576	$ 10,407	$ 9,791	$ 9,254	$ 8,916	$ 8,344

Reconciliations of Non-GAAP Measures

Reconciliation of RGA, Inc. shareholders' equity to RGA, Inc. shareholders' equity excluding AOCI

In millions	1Q26	2025	2024	2023	2022	2021
RGA, Inc. shareholders' equity	$ 13,294	$ 13,461	$ 10,816	$ 9,081	$ 7,081	$ 8,180
Less effect of AOCI:						
Accumulated currency translation adjustment	101	121	(19)	68	(116)	(13)
Unrealized (depreciation) appreciation of securities	(6,466)	(4,805)	(4,526)	(3,667)	(5,496)	3,779
Effect of updating discount rates on future policy benefits	8,680	7,372	5,412	3,256	3,755	(4,209)
Change in instrument-specific credit risk for market risk benefits	4	2	2	3	13	(7)
Pension and postretirement benefits	(5)	(6)	(20)	(29)	(27)	(50)
RGA, Inc. shareholders' equity excluding AOCI	10,980	10,777	9,967	9,450	8,952	8,680
Less effect of B36:	(21)	(55)	(44)	(135)	(7)	146
RGA, Inc. shareholders' equity excluding AOCI and B36	$ 11,001	$ 10,832	$ 10,011	$ 9,585	$ 8,959	$ 8,534

Reconciliation of book value per share to book value per share excluding AOCI and B36

	1Q26	2025	2024	2023	2022	2021
Book value per share*	$ 202.93	$ 205.63	$ 164.19	$ 138.39	$ 106.19	$ 121.79
Less effect of AOCI:						
Accumulated currency translation adjustment	1.54	1.85	(0.27)	1.04	(1.73)	(0.20)
Unrealized (depreciation) appreciation of securities	(98.70)	(73.42)	(68.73)	(55.88)	(82.44)	56.27
Effect of updating discount rates on future policy benefits	132.50	112.61	82.16	49.62	56.32	(62.67)
Change in instrument-specific credit risk for market risk benefits	0.06	0.03	0.03	0.05	0.19	(0.10)
Pension and postretirement benefits	(0.07)	(0.10)	(0.31)	(0.45)	(0.41)	(0.74)
Book value per share excluding AOCI*	$ 167.60	$ 164.66	$ 151.31	$ 144.01	$ 134.26	$ 129.23
Less effect of B36:	(0.32)	(0.84)	(0.66)	(2.06)	(0.10)	2.18
Book value per share excluding AOCI and B36*	$ 167.92	$ 165.50	$ 151.97	$ 146.07	$ 134.36	$ 127.05

*Reflects adoption of LDTI Accounting Standard

Reconciliation of book value per share to book value per share excluding AOCI

	2022	2021	2020	2019	2018	2017	2016	2015
Book value per share	$ 62.16	$ 193.75	$ 211.19	$ 185.17	$ 134.53	$ 148.48	$ 110.31	$ 94.09
Less: Effect of unrealized appreciation (depreciation) of securities	(81.10)	55.09	80.94	52.65	13.63	34.14	21.07	14.35
Less: Effect of accumulated currency translation adjustments	(2.56)	(0.13)	(1.02)	(1.46)	(2.69)	(1.34)	(2.68)	(2.78)
Less: Effect of unrecognized pension and post retirement benefits	(0.40)	(0.74)	(1.06)	(1.12)	(0.80)	(0.78)	(0.67)	(0.71)
Book value per share excluding AOCI	$ 146.22	$ 139.53	$ 132.33	$ 135.10	$ 124.39	$ 116.46	$ 92.59	$ 83.23

	2014	2013	2012	2011	2010	2009	2008	2007
Book value per share	$ 102.13	$ 83.87	$ 93.47	$ 79.31	$ 64.96	$ 49.87	$ 33.54	$ 48.70
Less: Effect of unrealized appreciation (depreciation) of securities	23.63	11.59	25.40	19.35	8.88	1.43	(7.62)	5.05
Less: Effect of accumulated currency translation adjustments	1.19	2.93	3.62	3.13	3.48	2.80	0.35	3.43
Less: Effect of unrecognized pension and post retirement benefits	(0.72)	(0.31)	(0.50)	(0.42)	(0.20)	(0.22)	(0.20)	(0.14)
Book value per share excluding AOCI	$ 78.03	$ 69.66	$ 64.95	$ 57.25	$ 52.80	$ 45.86	$ 41.01	$ 40.36

The information in the table immediately above does not reflect RGA's adoption of LDTI.

RGA

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